Exhibit 10.8
FIRST AMENDMENT TO CREDIT FACILITY AGREEMENT

This FIRST AMENDMENT TO CREDIT FACILITY AGREEMENT (“Agreement”), made this ___ day of July, 2008 to be effective as of the 30th day of May, 2008, is by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), a New York banking corporation, with offices at 255 East Avenue, Rochester, New York 14604.

WHEREAS, Borrower and Lender are parties to that certain Credit Facility Agreement, dated as of May 30, 2008 (the “Credit Agreement”); and

WHEREAS, the Credit Agreement contains certain errors which Borrower and Lender desire to correct, effective as of the date of the Credit Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Credit Agreement Affirmed. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

2. Correction of Financial Covenants. ARTICLE XI of the Credit Agreement is hereby amended to read in its entirety as follows:

ARTICLE XI - FINANCIAL COVENANTS

So long as any Obligations shall be outstanding or this Agreement remains in effect, unless Lender otherwise consents in writing, Borrower shall:

11.1 Debt to EBITDARS. Maintain a Debt to EBITDARS Ratio, on a consolidated basis, no greater than 4.0 to 1.00, reported at the end of the Fiscal Quarter ending June 30, 2008. Thereafter, maintain at all times a Debt to EBITDARS Ratio, on a consolidated basis, no greater than 3.75 to 1.00, reported at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2008.

11.2 Minimum EBITDARS. Maintain minimum quarterly EBITDARS, on a consolidated basis, equal to or greater than $350,000, measured at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on June 30, 2008.

11.3 Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio, on a consolidated basis, equal to or greater than 1.10 to 1.00, reported at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2009.

11.4 Quarterly Covenant Compliance Sheet. Provide the Quarterly Covenant Compliance Sheet to Lender within thirty (30) days after the close of each of its Fiscal Quarters.

3. Representations and Warranties. Borrower confirms the accuracy of and remakes as of the date hereof all of its representations, warranties and covenants contained in the Credit Agreement. Borrower further represents and warrants to Lender that all necessary action relating to authorization of the execution and delivery of this Amendment and the performance of the Obligations of Borrower hereunder has been taken. This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms. Borrower does not have defenses, offsets, claims, or counterclaims with respect to its obligations arising under the Credit Agreement or this Amendment. The execution and delivery by Borrower of this Amendment, and the performance by Borrower of this Amendment, will not violate any provision of law or Borrower’s organizational or other documents or agreements. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

4. No Defaults. Borrower confirms that as of the date hereof, there exists no condition or event that constitutes (or that would after expiration of applicable grace or cure periods constitute) an Event of Default under the Credit Agreement, as amended by this Amendment.

5. Governing Law. This Amendment, together with all of the rights and obligations of the parties hereto, shall be construed and interpreted in accordance with the laws of the State of New York, excluding the laws applicable to conflicts or choice of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
J. Theodore Smith,
Vice President

IEC ELECTRONICS CORP.

By:
W. Barry Gilbert,
Chief Executive Officer